                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 26, 1999 for Richmont Marketing Specialists Inc.; March 25, 1998 for Atlas Marketing Company, Inc.; and March 7, 1997 for Bromar Inc. and Subsidiaries, in the Registration Statement (Form S-4
No. 333-          ) and related Prospectus of Richmont Marketing Specialists
Inc. for the registration of $100,000,000 10 1/8% Senior Subordinated Notes Due 2007.

                                                  /s/ ERNST & YOUNG LLP

Dallas, Texas
March 10, 1999